UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2010, the Board of Directors of CDEX INC. Inc (OTCBB: CEXI) (“Company”) voted to amend the Bylaws of the Company.

Pursuant to the Nevada Revised Statutes Section 78.120(2), the board of directors is given the power to:

“…adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.”

Additionally, the Company’s Amended and Restated Certificate of Incorporation sets forth in Article VI that “… the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation;” and the Company’s bylaws in Article IX states that the directors “shall have power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation.”

As provided by the foregoing, on October 22, 2010 the Directors unanimously approved by written consent an amendment to the Bylaws of the Company lowering the required percentage of shares to appoint or remove a director, thereby making it easier for the shareholders to appoint or remove a director.

The bylaws previously read in Article III, Section 1(b) as follows:

“Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual stockholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by eighty percent (80%) of the votes cast at a meeting of stockholders, by the holders of shares entitled to vote in the election.”

The Directors approved an amendment to this section to lower the requirement of eighty percent (80%) to a plurality of stockholders voting.  The new Article III, Section 1(b) shall read as follows:

“Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual stockholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast thereon at a meeting of stockholders, by the holders of shares entitled to vote in the election.”

Additionally, the Directors approved an amendment to Article III, Section 10 of the Bylaws.  Article III, Section 10 of the bylaws previously read as follows:

“Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of eighty percent (80%) of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that Director.”

The Directors approved an amendment to this section to lower the requirement of eighty percent (80%) to a seventy percent (70%) of stockholders voting.  The new Article III, Section 10 shall read as follows:

“Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of seventy percent (70%) of the stockholders voting thereon, at a special meeting of the stockholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that Director.”

The intent of these amendments to the bylaws is to make board membership less restrictive, allowing the shareholders more control over the make up of the board including both appointment and removal.

None of the above amendments to the bylaws require ratification by stockholders.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.A and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.        Exhibit Description
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3.A                      Amended and Restated Bylaws of CDEX INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    CDEX INC.

Date: October 27, 2010                                                             By:  /s/ Stephen McCommon
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                                                                                                     Stephen McCommon, CFO